UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 26, 2011 (September 20, 2011)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2011, the board of directors of NeurogesX, Inc. (the “Company”) adopted the 2011 Inducement Stock Plan (the “2011 Plan”). The 2011 Plan was adopted by the board of directors without stockholder approval pursuant to NASDAQ Listing Rule 5635(c)(4) and is only available to grant awards as a material inducement for individuals to enter into employment with us. The Company has reserved 1,000,000 shares of its common stock for issuance under the 2011 Plan, subject to adjustment for any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up spin-off, combination, repurchase, or exchange of shares or other securities of the Company. Awards may only be granted to individuals so long as the NASDAQ requirements for inducement awards are met. Currently, these requirements include: (a) the individual receiving the award was not previously an employee or director, or the individual is returning to the employment of the Company following a bona-fide period of non-employment with the Company; and (b) the grant of an award under the 2011 Plan is a material inducement to the individual’s decision to enter into the employment of the Company.

The 2011 Plan allows for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and/or performance shares, collectively referred to as “awards.” Stock options granted under the 2011 Plan may only be non-qualified stock options.

Our board of directors, or its compensation committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by our board of directors, referred to as the “plan administrator,” will have the authority to, in its discretion, administer the 2011 Plan, including (i) selecting individuals to receive awards, (ii) determining the number of shares to be covered by each award, (iii) determining the fair market value of each award, (iv) approving forms of award agreements for use under the 2011 Plan, (v) determining the terms and conditions of awards (non inconsistent with the terms of the 2011 Plan), (vi) construing and interpreting the terms of the 2011 Plan and awards granted pursuant to the 2011 Plan, (vii) prescribing, amending and rescinding rules and regulations relating to the 2011 Plan, and (viii) modifying or amending each award (without impairing the rights of any participant, unless mutually agreed to otherwise).

The exercise price of all stock options and stock appreciation rights granted under the 2011 Plan shall be no less than 100% of the fair market value of the common stock on the date of grant. The maximum term of a stock option granted to any participant shall not exceed ten years from the date of grant. The 2011 Plan administrator shall determine the term and exercise or purchase price of all other awards granted under the 2011 Plan.

Unless determined otherwise by the plan administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the plan administrator makes an award transferable, such award shall contain such additional terms and conditions as the plan administrator deems appropriate.

In the event a participant in the 2011 Plan terminates service or is terminated by the Company for any reason, any stock options which have become exercisable prior to the time of termination shall remain exercisable for a period of time as specified in the award agreement. In the absence of a specified time provided in the award agreement, the stock options shall remain exercisable for three months from the date of termination (other than upon the participant’s termination as a result of death or disability). In the absence of a specified time provided in the award agreement, the stock options shall remain exercisable following a participant’s termination due to death or disability for twelve months following the date of termination. If any stock options are not exercised within the time specified herein, the stock options shall terminate and any shares covered by the stock options shall revert to the 2011 Plan. In no event may a participant exercise a stock option after the expiration date of the option.

In the event of a merger or change in control, each outstanding award shall be treated as the plan administrator determines, including, without limitation, that each award be assumed or substituted by the successor corporation. The plan administrator shall not be required to treat all awards similarly in the transaction. In the event that a successor corporation does not assume or substitute for an award, the participant shall fully vest in and have the right to exercise all of his or her stock options and stock appreciation rights, all restrictions on restricted stock and restricted stock units shall lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria shall be deemed achieved at 100% of target levels and all other terms and conditions met. Under the 2011 Plan, a change in control is generally defined as: (i) an acquisition of 50% or more of the total voting power represented by the Company’s then outstanding voting securities by any individual or entity; (ii) a sale or disposition of all or substantially all of the Company’s assets; (iii) a merger or consolidation in which the Company is not the surviving entity; or (iv) a change in the composition of the board of directors occurring within a two year period, resulting in fewer than a majority of the directors constituting incumbent directors.

The 2011 Plan shall continue in effect for a period of ten years from the date of adoption by the board of directors. The board of directors has the authority to amend, alter, suspend or terminate the 2011 Plan at any time, unless such amendment, alteration, suspension or termination adversely affects any rights under awards already granted to a participant unless agreed to by the affected participant. The Company may obtain stockholder approval of any 2011 Plan amendments to the extent necessary and desirable to comply with the provisions of applicable laws or regulations.

A copy of the 2011 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed as part of this Form 8-K.

Exhibit No.	Description

10.1	2011 Inducement Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

Date: September 26, 2011	By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit List

Exhibit No.	Description

10.1	2011 Inducement Stock Plan.